UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report( Date of earliest event reported): May 29, 2002

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jursidiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Item 5. Other Events

As discussed in Form 10-Q filed on May 15, 2002, Pursuant to the Securities Purchase Agreement (the "Purchase Agreement") with Canadian Imperial Holdings Inc. ("CIBC"), on May 29, 2002, we closed the financing and sold 479,100 shares of our common stock to CIBC for an aggregate purchase price of $3,028,676. We completed this financing  to increase working capital in light of the cash payments made in connection with the our acquisition of OnDemand, Inc. on April 1, 2002. The purchase and sale of the shares to CIBC pursuant to the Purchase Agreement were made pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "1933 Act") afforded by Regulation D of the 1933 Act. Pursuant to the terms of the Purchase Agreement we have agreed to prepare and file with the SEC a registration statement on Form S-3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ Steve G. Vogel Steve G. Vogel	Senior Vice President of Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 29, 2002